Exhibit 1.02

FX ENERGY, INC.

800,000 Shares

9.25% Series B Cumulative Convertible Preferred Stock

(Plus up an Option to Purchase up to 120,000 Shares to Cover Overallotments)

UNDERWRITING AGREEMENT

July 10, 2014

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Euro Pacific Capital, Inc.

1201 Dove Street, Ste. 200

Newport Beach, CA 92660

As Representatives of the Several Underwriters named on Schedule II hereto

Ladies and Gentlemen:

FX Energy, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions of this Underwriting Agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom MLV & Co. LLC and Euro Pacific Capital, Inc. are acting as representatives (the “Representatives”), an aggregate of 800,000 shares (the “Firm Shares”) of the Company’s 9.25% Series B Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”).  The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 120,000 shares of Preferred Stock (the “Option Shares”) as may be necessary to cover overallotments made in connection with the offering of the Firm Shares.  The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Securities”.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the Underwriters, that:

(a)                                 Filing of Registration Statement.  The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-182288), which became effective as of August 1, 2012, relating to the securities of the Company as described therein and the offering thereof (the “Offering”) from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, at the time of effectiveness of such registration statement or any part thereof for purposes of Section 11 of the Securities Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time.  For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”), that is deemed to be incorporated therein by reference therein.

(b)                                 Effectiveness of Registration Statement; Certain Defined Terms.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act.  The Registration Statement meets, and the offering and sale of the Securities by the Company as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Rules and Regulations).  The Company has not received from the Commission any requests for additional or supplemental information.  No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information with respect thereto has been complied with.  As used in this Agreement:

(1)                                 “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time, including any documents incorporated therein by reference.

(2)                                 “Disclosure Package” means (i) the Statutory Prospectus, (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Effective Time and listed on Schedule I hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations), all considered together, and (iii) the information included on Schedule III hereto all considered together.

(3)                                 “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(4)                                 “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Securities, together with the Base Prospectus attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference.

(5)                                 “Prospectus” means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the

Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Underwriters, for use in connection with the Offering that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus attached to or used with such final prospectus supplement, including any documents incorporated therein by reference.

(6)                                 “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein, and any prospectus supplement.

(7)                                 “Time of Sale” means 5:30 p.m., New York City time, on the date of this Agreement.

(c)                                  Conformity with the EDGAR filing.  The Prospectus delivered by the Company to the Underwriters for use in connection with the sale of the Securities pursuant to this Agreement will be identical to the versions of the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Contents of Registration Statement.  As of each Effective Time, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided that the Company makes no representation or warranty in this subsection (d) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 6(b) hereof).

(e)                                  Contents of Prospectus.  The Prospectus, as of its date and as of each Closing Date will comply in all material respects with the Rules and Regulations of the Securities Act and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)                                   Incorporated Documents.  Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  Disclosure Package.  The Disclosure Package, as of the Time of Sale, did not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties in this subsection (g) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(h)                                 Distributed Materials; Conflict with Registration Statement.  Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act, (“Rule 405”)) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rules 134 and 135 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications approved in advance by the Representatives.

(i)                                     Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of the Underwriters or their representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the Offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters or any Selected Dealers (as defined below).

(j)                                    Not an Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(k)                                 Financial Information.  The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus comply with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, the financial position of the Company as of the dates indicated and the results of its operations and the changes in its consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim financial statements, to the extent that they may not include footnotes or may be condensed or summary statements as noted therein), and the other financial information included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby.  Any pro forma financial statements or data included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data.  No other financial statements or schedules of the Company or any other entity are required by the Securities Act to be included in the Registration Statement or the Prospectus.  All disclosures contained in the Registration Statement, Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by Item 10 of Regulation S-K under the Securities Act) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations and any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus.

(l)                                     Conformity with EDGAR Filing.  The Prospectus delivered to the Underwriters for use in connection with the sale of the Securities pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(m)                             Organization.  Each of the Company and its subsidiaries (as defined in Securities Act Rule 405) is, and will be, duly organized, validly existing as a corporation, limited liability company or limited partnership, as the case may be, and in good standing under the laws of its jurisdiction of organization.  Each of the Company and its subsidiaries is, and will be, duly licensed or qualified as a foreign corporation or other entity for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such license or qualification, and has all corporate, limited liability company or limited partnership, as the case may be, power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the business, prospects, operations, earnings, properties, management, condition (financial or otherwise), stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”).

(n)                                 Subsidiaries.  Other than the subsidiaries set forth in Schedule IV hereto, the Company has no “Significant Subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(o)                                 No Violation or Default.  Neither the Company nor its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, no other party under any material contract or other agreement to which it or its subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(p)                                 No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any material change in the capital stock of the Company (except for changes in the number of outstanding shares of Preferred Stock of the Company due to issuance of the Securities pursuant to this Agreement and the issuance of shares of Common Stock upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding or reserved for issuance under the Company’s stock incentive plans on the date hereof or pursuant to the Company’s At-the-Market Issuance Sales Agreement, dated December 23, 2010, as amended) or long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, that has resulted in or that would reasonably be expected to result in a Material Adverse Effect to the Company taken as a whole; (ii) any transaction or agreement, not in the ordinary course of business, entered into by the Company that is material to the Company taken as a whole or incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company taken as a whole; (iii) any material adverse change in the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company, taken as a whole; and (iv) any material loss or interference sustained by the Company with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(q)                                 Capitalization.  The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in or contemplated by the Registration Statement, Disclosure Package or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights.  The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, Disclosure Package and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock incentive plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof or the issuance of Common Stock pursuant to the Company’s At-the-Market Issuance Sales Agreement, dated December 23, 2010, as amended) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, Disclosure Package and the Prospectus.  The description of the securities of the Company in the Registration Statement, Disclosure Package and the Prospectus is complete and accurate in all material respects.  Except as disclosed in or contemplated by the Registration Statement, Disclosure Package or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as provided in the USD 100,000,000 Senior Reserve Base Lending Facility Agreement among FX Energy Poland

Sp. z o.o., the Company, FX Energy Netherlands Partnership C.V., FX Energy Netherlands B.V., BNP Paribas (Suisse) SA and ING Bank N.V., dated July 3, 2013 (the “Credit Facility”) and the Deed of Pledge of Registered Shares among Frontier Exploration Company and FX Drilling Company, Inc., in their capacity of general partners of FX Energy Netherlands Partnership C.V., BNP Paribas (Suisse) SA, and FX Energy Netherlands B.V., dated July 5, 2013, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)                                    Authorization; Enforceability.  The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 6 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(s)                                   The Securities.  The issuance of the Securities, and, if eligible, the issuance of the Company’s common stock, $0.001 par value per share (the “Common Stock”) upon conversion of the Securities, has been duly and validly authorized by the Company, and the Securities and the Common Stock issuable upon conversion of the Securities, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of capital stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(t)                                    No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Securities, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Global Select Market (the “Exchange”) in connection with the sale of the Securities by the Company through the Underwriters.

(u)                                 No Preferential Rights.  Except as set forth in or contemplated by the Registration Statement, Disclosure Package and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any shares of Common Stock, Preferred Stock or shares of any other capital stock or other securities of the Company, (ii) except for holders of the Company’s Series A Preferred Stock, no Person has any preemptive rights, resale rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any shares of Common Stock, Preferred Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any shares of Common Stock, preferred stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise.

(v)                                 Independent Public Accountant.  Grant Thornton LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement, Disclosure Package and Prospectus, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).  To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(w)                               Reserve Reports.  The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to RPS Energy (“RPS”), independent petroleum engineers, and Hohn Engineering, PLLC (“Hohn”), independent petroleum engineers, for purposes of preparing the reserve reports incorporated by reference in the Disclosure Package and the Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to RPS and Hohn were prepared in good faith and with a reasonable basis; the information provided to RPS and Hohn by the Company for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; each of RPS and Hohn was, as of the dates of the Reserve Reports prepared by it, and is, as of the date hereof, independent petroleum engineers with respect to the Company; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations or as described in the Disclosure Package and the Prospectus, to the knowledge of the Company, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as incorporated by reference in the Disclosure Package and the Prospectus and reflected in the Reserve Reports such as to cause a Material Adverse Effect; estimates of such reserves and the present value of the future net cash flows therefrom as incorporated by reference in the Disclosure Package and the Prospectus and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulations S-K and S-X under the Securities Act.

(x)                                 Enforceability of Agreements.  To the knowledge of the Company, all agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited be federal or state securities laws or public policy considerations in respect thereof and except for any unenforceability that, individually or in the aggregate, would not unreasonably be expected to have a Material Adverse Effect.

(y)                                 No Litigation.  Except as set forth in the Registration Statement, Disclosure Package or the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or such subsidiary, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, Disclosure Package, or Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(z)                                  Licenses and Permits.  Except as set forth in the Registration Statement, Disclosure Package or the Prospectus, the Company and each of its subsidiaries possesses or has obtained, and at each Closing Date will possess and will have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their properties or the conduct of their business as described in the Registration Statement, Disclosure Package and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Registration Statement, Disclosure Package or the Prospectus, neither the Company nor its subsidiaries has received written notice of any proceeding relating to revocation or modification of any such Permit and does not have any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)                          S-3 Eligibility. The Company and the transactions contemplated by this Agreement meet the requirements for, and comply with the conditions for the use of, Form S-3 under the Securities Act, including but not limited to Instruction I.B.1 of Form S-3. The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with this offering (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months). The Company is not a shell company (as defined in Rule 405 of the Rules and Regulations) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(bb)                          No Material Defaults.  The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(cc)                            Certain Market Activities.  Neither the Company, nor any of its respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd)                          Broker/Dealer Relationships.  Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA).

(ee)                            No Reliance.  The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(ff)                              Taxes.  The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which have been required to be filed and paid all material taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith.  Except as otherwise disclosed in or contemplated by the Registration Statement, Disclosure Package or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it or any of its subsidiaries which could have a Material Adverse Effect.

(gg)                            Title to Real and Personal Property.  Except as set forth in the Registration Statement, Disclosure Package or the Prospectus, the Company and each of its subsidiaries has title to their respective properties as follows: (a) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances (other than encumbrances that are typically permitted encumbrances in sales of oil and gas leasehold rights, such as, rights of way and easements that are filed of record, zoning ordinances, and other encumbrances that would not materially interfere with oil and gas operations on or under the applicable acreage), mortgages and restrictions, (b) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or any such subsidiary; (c) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances (other than encumbrances that are typically permitted encumbrances in sales of real property, such as, rights of way and easements that are filed of record, zoning ordinances, and other encumbrances that would not materially interfere with the use of such real property), mortgages and restrictions; and (d) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions.  No real property owned, leased, licensed, or used by the Company or any of its subsidiaries lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or, to the knowledge of the Company, will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any such subsidiary as presently conducted or as the Registration Statement, the Preliminary Prospectus, the Prospectus or the Disclosure Package indicates they contemplate conducting, except as may be properly described in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Disclosure Package or such as in the aggregate do not now have and will not in the future result in a Material Adverse Effect. The working interests in oil, gas and mineral leases or oil, gas and mineral interests that constitute a portion of the real property held by the Company reflect in all material respects the right of the Company and each of its subsidiaries to explore, develop and receive production from such real property. The Company and each of its subsidiaries have such consents, easements, rights of way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and each of its subsidiaries to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such rights of way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(hh)                          Intellectual Property.  Except as set forth in the Registration Statement, Disclosure Package or the Prospectus, the Company and each of its subsidiaries owns or possesses, including by way of exclusive or non-exclusive licenses, adequate rights to all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective business as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge there are no interference proceedings against any patents or patent applications of the Company or any of its subsidiaries; to the Company’s knowledge, neither the Company nor its subsidiaries has not been notified that the activities of the Company or any of its subsidiaries allegedly infringe any patent held by any third party; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the rights of the Company or any of its subsidiaries in or to or the validity of the scope of any of the patents, patent applications or proprietary information of the Company or any of its subsidiaries; to the Company’s knowledge no other entity or individual has any right or claim in any of the Company’s or any of its subsidiaries’ patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any of its subsidiaries or by any non-contractual obligation, other than by written licenses granted by the Company or any of its subsidiaries.

(ii)                                  Environmental Laws.  Except as set forth in the Registration Statement, Disclosure Package or the Prospectus, the Company and each of its subsidiaries (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                Disclosure Controls.  The Company and each of its subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and each of its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) and designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the most recently filed Form 10-Q (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) of the Company or any of its subsidiaries or, to the Company’s knowledge, in other factors that could significantly affect the internal controls of the Company or any of its subsidiaries.

(kk)                          Sarbanes-Oxley.  To the knowledge of the Company, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.  Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ll)                                  Finder’s Fees.  Other than as contemplated in this Agreement, the Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

(mm)                  Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(nn)                          Investment Company Act.  Neither the Company nor any subsidiary, after giving effect to the offering and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)                          Restrictions on Dividends.  Except as provided in the Credit Facility, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package.

(pp)                          Operations.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq)                          Off-Balance Sheet Arrangements.  There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(rr)                                ERISA.  To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ss)                              Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in the Registration Statement, Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.  The Forward Looking Statements incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus from the Company’s Annual Report on Form 10-K for the fiscal year most recently ended (i) are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, and (ii) have been prepared in accordance with Item 10 of Regulation S-K under the Securities Act.

(tt)                                Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement,

Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)                          Insurance.  The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as the Company and its subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(vv)                          No Improper Practices.  (i) Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge any affiliate, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, that is required by the Securities Act to be described in the Registration Statement, Disclosure Package and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any affiliate, on the one hand, and the directors, officers, stockholders or directors of the Company, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, Disclosure Package and the Prospectus that is not so described; and (iv) except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of its officers or directors or any of the members of the families of any of them.

(ww)                      OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx)                          Status Under the Securities Act.  The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Securities.

(yy)                          No Misstatement or Omission.  The Incorporated Documents and each Issuer Free Writing Prospectus as of the Time of Sale, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished by the Underwriters to the Company expressly for use in the Issuer Free Writing Prospectus.

(zz)                            No Conflicts.  Neither the execution of this Agreement, nor the issuance, offering or sale of the Securities, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries pursuant to the terms of any contract or other agreement to which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company or any of its subsidiaries, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any of its subsidiaries.

(aaa)                   Stock Transfer Taxes.  On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(bbb)                   Rated Securities.  At the Time of Sale, there were, and as of each Closing Date there will be, no securities of or guarantees by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Act.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the Offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.                                      Purchase, Sale and Delivery of Offered Securities.

(a)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto at a purchase price of $23.50 per share (the “Purchase Price”).

(b)                                 The Company will deliver the Firm Shares to the Underwriters through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Underwriters may direct by notice in writing to the Company given at or prior to 12:00 p.m., New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank designated and payable to the order of the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.  The time and date of the delivery and closing shall be at 10:00 a.m., New York time, on July 17, 2014.  The time and date of such payment and delivery are herein referred to as the “Closing Date”.  The Closing Date and the location of delivery of, and the form of payment for, the Firm Shares may be varied by agreement between the Company and the Representatives.

(c)                                  For the purpose of covering any over allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Option Shares.  The price per share to be paid for the Option Shares shall be the Purchase Price.  The Company agrees to sell to the Underwriters the number of shares of Option Shares specified in the written notice delivered by the Underwriters to the Company described below and the Underwriters agree, severally and not jointly, to purchase such shares of Option Shares.  The option granted hereby may be exercised as to all or any part of the Option Shares at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement.  No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.  The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

(d)                                 The option granted hereby may be exercised by written notice being given to the Company by the Underwriters setting forth the number of shares of the Option Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Option Shares.  Each date and time for delivery of and payment for the Option Shares (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given.  The Option Closing Date and the Closing Date are herein called the “Closing Dates”.

(e)                                  The Company will deliver the Option Shares to the Underwriters through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Underwriters may direct by notice in writing to the Company given at or prior to 12:00 p.m., New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Underwriters payable to the order of the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.  The Option Closing Date and the location of delivery of, and the form of payment for, the Option Shares may be varied by agreement between the Company and the Underwriters.

The Company is advised by the Underwriters that the Underwriters intend (i) to make a public offering of the Firm Shares as soon after the effectiveness of this Agreement as in the Underwriters’ judgment is advisable and (ii) initially offer the Firm Shares upon the terms set forth in the Prospectus.  The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

3.                                      Certain Agreements of the Company.  The Company agrees with the Underwriters that, as of the date hereof and as of each Closing Date:

(a)                                 Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus and the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriters, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Underwriters of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriters promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by the Underwriters or dealers, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d)                                 Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)                                  Furnishing of Prospectuses.  The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                   Blue Sky Qualifications.  The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution; provided that such obligation to qualify the Securities for sale shall not include the obligation to register the Securities in any such jurisdiction in the event that counsel for the Company reasonably determines that such registration is not required pursuant to Section 18 of the Securities Act; and provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                  Reporting Requirements.  For so long as the Securities remain outstanding, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h)                                 Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (ii) any applicable listing fees, (iii) to the extent necessary, the cost of printing certificates representing the Securities, (iv) the cost and charges of any transfer agent or registrar, (v) all fees and expenses incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Disclosure Package and the Prospectus (including any amendments and supplements thereto), (vi) if applicable, the filing fee of FINRA and the applicable fees and expenses of counsel for the Underwriters in connection with such submissions and the review of the Offering by FINRA, (vii) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show, and (viii) all fees and expenses of counsel for the Underwriters in connection with the Offering not to exceed $125,000 in the aggregate.  The Representatives may deduct, after providing the Company with an itemized list and supporting documentation of expenses actually incurred, from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representatives prior to Closing) to be paid by the Company to the Underwriters and others. If the Offering is not consummated for any reason whatsoever, other than a breach of this Agreement by the Underwriters, a default pursuant to Section 9 hereof or a termination of this Agreement pursuant to Section 7(a)(i), (iii) or (iv), then the Company shall reimburse the Underwriters in full for their respective out-of-pocket accountable expenses actually incurred through such date, including, without limitation, fees of counsel to the Underwriters, less any amounts previously paid.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Registration Statement, Disclosure Package and the Prospectus and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(j)                                    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(k)                                 Restriction on Sale of Securities.  The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to the Securities or any other substantially similar series of preferred stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriters, for a period beginning on the date hereof and ending on the earlier of the Closing Date or termination of this Agreement.

(l)                                     NASDAQ Listing.  The Company will list, subject to notice of issuance, the Securities on the NASDAQ Global Select Market provided, that the Underwriters meet the distributions requirement thereof and so confirm in a Letter of Undertaking to the NASDAQ Global Select Market.

4.                                      Free Writing Prospectuses.

(a)                                 Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and the Underwriters represent and agree that, unless they obtain the prior consent of the Company and the Underwriters, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)                                 Term Sheets.  The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Underwriters, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company also consents, following review and approval by the Company, to the use by the Underwriters of a free writing prospectus that contains only (i) (x) information describing the preliminary terms of the Securities or their offering, (y) information permitted by Rule 134, or (z) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

5.                                      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on and as of each Closing Date, as the case may be), to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letters.

(i)                                     On the date hereof, the Representatives shall have received a letter dated the date hereof (the “Comfort Letter”), addressed to the Underwriters and in form and substance reasonably satisfactory to the Representatives and their counsel, from the Accountant (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Auditing Standards 634 (or successor bulletins), in connection with registered public offerings.

(ii)                                  At each Closing Date, the Representatives shall have received from the Accountant a letter (the “Bring-Down Letter”), dated as of the Closing Date or Option Closing Date, as the case may be, addressed to the Underwriters and in form and substance reasonably satisfactory to the Representatives and their counsel, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(b)                                 Filing of Prospectus.  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 3(a) hereof.

(c)                                  No Stop Orders.  Prior to each Closing Date:  (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.  On or prior to each Closing Date, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d)                                 Action Preventing Issuance.  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(e)                                  No Material Adverse Change.  Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness and the designation of the Securities), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries (other than upon conversion of convertible indebtedness or pursuant to the Company’s At-the-Market Issuance Sales Agreement, dated December 23, 2010, as amended) or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any of its subsidiaries, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this subsection (e), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package.

(f)                                   Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct when made on and as of each Closing Date, as if made on such date (except that (i) those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality, Material Adverse Effect, shall be true and correct as so qualified), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(g)                                  Opinion of U.S. Counsel for Company.  The Representatives shall have received from Kruse Landa Maycock & Ricks, LLC, U.S. counsel to the Company, such counsels’ written opinions, addressed to the Underwriters and dated as of each Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel.  Such counsel to the Company shall also have furnished to the Representatives a written statement (“Negative Assurances”), addressed to the Underwriters and dated as of each Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel.

(h)                                 Opinion of Polish Counsel for Company.  The Representatives shall have received from CMS Cameron McKenna Dariusz Greszta Spółka Komandytowa, Polish counsel to the Company, such counsels’ written opinions, addressed to the Underwriters and dated as of each Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel.

(i)                                     Opinion of U.S. Counsel for Underwriters.  The Representatives shall have received from Reed Smith LLP, counsel for the Underwriters, such opinion or opinions, dated as of each Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(j)                                    Opinion of Polish Counsel for Underwriters.  The Representatives shall have received from K & L Legal Granat i Wspólnicy Sp.k., Polish counsel for the Underwriters, such opinion or opinions, dated as of each Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(k)                                 Officer’s Certificate.  The Representatives shall have received on each Closing Date a certificate, addressed to the Underwriters and dated as of each Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i)                                     each of the representations, warranties and agreements of the Company contained in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and as of the Closing Date or the Option Closing Date, as the case may be, as if made on each such date (except that (i) those representations and warranties that address matters only as of a particular date remain true and correct as of each such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality, Material Adverse Effect, shall be true and correct as so qualified); and the Company has, in all material respects, complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to each Closing Date;

(ii)                                  there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any Material Adverse Effect except as set forth in the Prospectus;

(iii)                               no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

(iv)                              the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of each Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Time of Sale and as of each Closing Date, any Issuer Free Writing Prospectus as of its date and as of each Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of each Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v)                                 no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect, and in the case of the Prospectus and Disclosure Package, in the light of the circumstances in which they were made.

(l)                                     Principal Financial Officer’s Certificate. The Representatives shall have received on the date hereof, a certificate for the Company, addressed to the Representatives, on behalf of the several Underwriters, and dated as of the date hereof, of the principal financial officer of the Company, in the form attached as Exhibit A hereto.

(m)                             NASDAQ Listing.  The Securities shall have been approved for listing on the NASDAQ Global Select Market, subject only to official notice of issuance.

(n)                                 Engineer Comfort Letters. At each Closing Date, the Representatives shall have received a letter from each of RPS and Hohn, dated as of the Closing Date or Option Closing Date, as the case may be, addressed to the Underwriters and in form and substance reasonably satisfactory to the Representatives.

(o)                                 Additional Documents.  The Company shall have furnished to the Representatives such further information, certificates or documents as the Representatives shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters.  The Company will indemnify and hold harmless the Underwriters, and their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished through the Representatives by or on behalf of the Underwriters consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company and its directors and officers who sign a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters or their representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished to the Company through the Representatives by or on behalf of the Underwriters consists of the following information (the “Underwriters’ Information”):  the statements contained in the eighth and ninth paragraphs of the Prospectus under the caption “Underwriting.”

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 6(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) reasonably acceptable to the indemnifying party, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, the indemnifying party shall not be responsible for paying the fees, costs and expenses for more than one separate counsel for all indemnified parties in any one jurisdiction.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

(d)                                 Contribution.  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).

7.                                      Termination.

(a)                                 The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time in writing at or prior to the Closing Date without liability on the part of the Underwriters to the Company, if (i) prior to delivery and payment for any Securities (A) any domestic or international event or act or occurrence has materially disrupted, or in the Representatives’ opinion will in the immediate future materially disrupt, general securities markets in the United States; or (B) trading on the New York Stock Exchange, the NYSE Amex, NASDAQ (either Global Market or Capital Market) or the Over The Counter Bulletin Board shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (C) the United States or Poland shall have become involved in a war or an increase in existing major hostilities, or (D) a banking moratorium has been declared by a New York State or federal authority, or (E) a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (F) the

Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect, (iii) the Company shall have failed, refused or been unable to comply with the terms of or perform any agreement or obligation under this Agreement in any material respect, other than by reason of a default by the Underwriters, or (iv) any condition to the Underwriters’ obligations hereunder is not fulfilled in any material respect (except to the extent the Representatives, on behalf of the Underwriters, shall have waived such condition).  For purposes of clarification, if the closing of the Offering of the Firm Shares is not completed by July 31, 2014, this Agreement will automatically expire and terminate without any further action required by the parties hereto.

(b)                                 If this Agreement is terminated in accordance with Section 7(a) or the purchase of the Securities pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including reasonable fees and expenses of Underwriters’ counsel not to exceed $125,000) incurred by them in connection with the offering of the Securities, and the Company will have no further obligation or liability hereunder except as set forth in Sections 6, and 7 hereof, and the Underwriters will have no further obligation or liability hereunder except as set forth in Section 6 hereof.

8.                                      Substitution of Underwriters.

(a)                                 If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule III hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule III hereto except as may otherwise be determined by the Representatives) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)                                 If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule III hereto, and arrangements satisfactory to the Company and the Representatives for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate.  In the event of any such termination Company shall not be under any liability to any Underwriter (except to the extent provided in Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)                                  If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)                                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.                                      Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.

10.                               Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Representatives, shall be mailed, delivered or sent by electronic mail or facsimile and confirmed to:

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, New York 10020

Attention:  General Counsel

Email:  dcolucci@mlvco.com

Facsimile No.:  (212) 317-1515

Euro Pacific Capital, Inc.

1201 Dove Street, Ste. 200

Newport Beach, CA 92660

Attention: Jayson Schroeder

Email: jschroeder@europac.net

Facsimile No.: 949-252-0652

with a copy to (which shall not constitute notice):

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Attention: Daniel I. Goldberg, Esq.

Email: dgoldberg@reedsmith.com

Facsimile No.: (212) 521-5450

and if to the Company, shall be mailed, delivered or telegraphed and confirmed to:

FX Energy, Inc.

3006 Highland Drive, Suite 206

Salt Lake City, Utah 84106

Attention: David N. Pierce

President and Chief Executive Officer

Facsimile No.: (801) 486-5575

with a copy (which shall not constitute notice) to:

Kruse Landa Maycock & Ricks, LLC

136 East South Temple, Twenty-First Floor

Salt Lake City, Utah 84111

Attention:  James R. Kruse

Facsimile:  (801) 531-7091

Any such statements, requests, notices or agreements shall be effective only upon receipt.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12.                               Counterparts.  This Agreement may be executed electronically in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.                               Submission to Jurisdiction.  The Company and the Underwriters hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

16.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the Company’s offering, issuance and sale of the Securities and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

FX ENERGY, INC.

By:	/s/ David N. Pierce
Name: David N. Pierce
Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

For themselves and as Representatives of the

several Underwriters named on Schedule II hereto

By: MLV & CO. LLC

By:	/s/ Dean Colucci
Name: Dean Colucci
Title: President

By: EURO PACIFIC CAPITAL, INC.

By:	/s/ Gordon McBean
Name: Gordon McBean
Title: President

[SIGNATURE PAGE TO FX ENERGY, INC. UNDERWRITING AGREEMENT]

SCHEDULE I

1.                                      General Use Free Writing Prospectuses (included in the Disclosure Package):

Pricing Term Sheet, dated July 10, 2014, as filed with the Commission on July 10, 2014 as a Free Writing Prospectus.

Investor Presentation, dated July 8, 2014, as filed with the Commission on July 8, 2014 as a Free Writing Prospectus.

2.                                      Other Information Included in the Disclosure Package:

None.

Sch. I

SCHEDULE II

Underwriter	Firm Shares
MLV & Co. LLC	171,000
Euro Pacific Capital, Inc.	321,000
Ladenburg Thalmann & Co. Inc.	130,000
I-Bankers Securities, Inc.	52,000
Maxim Group LLC	53,000
National Securities Corporation	73,000
Total	800,000

Sch. II

SCHEDULE III

Pricing Information

Firm Shares to be sold:  800,000

Option Shares to be sold:  120,000

Public Offering Price Per Share of Preferred Stock:  $25.00

Underwriting Discount Per Share of Preferred Stock:  $1.50

Estimated Net Proceeds to the Company, before expenses:   $18,800,000

Sch. III

SCHEDULE IV

Significant Subsidiaries

FX Energy, Inc. (Nevada)

FX Drilling Company, Inc. (Nevada)

FX Producing Company, Inc. (Nevada)

Frontier Exploration Company (Utah)

FX Energy Netherlands Partnership C.V. (Netherlands)

FX Energy Netherlands B.V. (Netherlands)

FX Energy Poland Spolka Z Ograniczona Odpowiedzialnoscia (Poland)

Sch. IV